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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

          We consent to the use in this Registration Statement of Ecogen Inc. on Form S-1 of our report dated January 28, 2000, on our audit of the financial statements of the BT Biopesticides Business of Mycogen Corporation as of December 31, 1999 and the year then ended appearing in the Prospectus, which is part of this Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
October 2, 2000